Exhibit 23 (j) (i)
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 18 to the registration Statement (Form N-1A)(no. 33-8120) of The Rodney Square Strategic Equity Fund of our report dated February 5, 1999, included in the 1998 Annual Report to shareholders.

                                                            Ernst & Young LLP
Philadelphia, Pennsylvania
February 25, 1999